Exhibit 3.9

Industry Canada	Industrie Canada

Certificate of Incorporation	Certificat de modification

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions

6162410 CANADA LIMITED	616241-0
Name of corporation-Dénomination de la société	Corporation number-Numéro de la société

I hereby certify that the above-named corporation, the articles of incorporation of which are attached, was incorporated under the Canada Business Corporations Act.	Je certifie que la société susmentionnée, dont les statuts constitutifs sont joints, a été constituée en société en vertu de la Loi canadienne sur les sociétés par actions.

/s/ [illegible] Director – Directeur	November 20, 2003 / le 20 novembre 2003 Date of Incorporation – Date de constitution

Canada

Industry Canada	Industrie Canada	ELECTRONIC TRANSACTION REPORT	RAPPORT DE LA TRANSACTION ÉLECTRONIQUE

Canada Business Corporations Act	Loi canadienne sur les sociétés par actions	ARTICLES OF INCORPORATION	STATUTS CONSTITUTIFS
		(SECTION 6)	(ARTICLE 6)

Processing Type - Mode de Traitement:

1.	Name of Corporation - Dénomination de la société 6162410 CANADA LIMITED

2.	The province or territory in Canada where the registered office is to be situated – La province ou le territoire au Canada où se situera le siège social ON

3.

The classes and any maximum number of shares that the corporation is authorized to issue -

Catégories et le nombre maximal d’actions quo la société est autorisée à émettre

The annexed Schedule 1 is incorporated in this form.

L’annexe 1 ci-jointe fait partie intégrante de la présente formula.

4.

Restrictions, if any, on share transfers - Restrictions sur le transfert des actions, s’ll y a lieu

The annexed Schedule 2 is incorporated in this form.

L’annexe 2 ci-jointe fait partie intégrante de la présente formula.

5.	Number (or minimum and maximum number) of directors – Nombre ( ou nombre minimal et maximal) d’administrateurs Minimum: 1 Maximum: 10

6.

Restrictions, if any, on business the corporation may carry on -

Limites imposées à l’activité commerciale de la société, s’ll y a lieu

The annexed Schedule 3 is incorporated in this form.

L’annexe 3 ci-jointe fait partie intégrante de la présente formula.

7.	Other provisions, if any - Autres dispositions, s’ll y a lieu The annexed Schedule 4 is incorporated in this form. L’annexe 4 ci-jointe fait partie intégrante de la présente formula.

8.	Incorporators – Fondateurs

Name(s) – Nom(s)	Address (including postal code) – Adresse (inclure le code postal)	Signature

JEAN D. DUGUAY	67 SIXTH STREET, TORONTO, ONTARIO, CANADA M8V 3X1	/s/ JEAN DUGUAY

Canada

SCHEDULE / ANNEXE 1

An unlimited number of common shares

SCHEDULE / ANNEXE 2

The transfer of shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares without either:

(a) the approval of the directors of the Corporation expressed by a resolution passed at a meeting of the board of directors or by an instrument or instruments in writing signed by a majority of the directors; or

(b) the approval of the holders of at least a majority of shares of the Corporation entitling the holders thereof to vote in all circumstances (other than holders of shares who are entitled to vote separately as a class) for the time being outstanding expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares.

SCHEDULE / ANNEXE 3

not applicable

SCHEDULE / ANNEXE 4

(a) The number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, were, while in that employment, and have continued after the termination of the employment to be, shareholders of the Corporation, is limited to not more than fifty (50), two or more persons who are joint registered owners of one or more shares being counted as one shareholder.

(b) Any invitation to the public to subscribe for any securities of the Corporation is hereby prohibited.

(c) The directors may appoint one or more directors, who shall hold office for a term expiring not later than the close of the next annual meeting of the shareholders, but the total number of directors so appointed may not exceed one third of the number of directors elected at the previous annual meeting of shareholders.